Exhibit 3.60
CERTIFICATE OF FORMATION
OF
HAYES LEMMERZ FINANCE — DELAWARE, LLC
          1. The name of the limited liability company is Hayes Lemmerz Finance — Delaware, LLC.
          2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Hayes Lemmerz Finance-Delaware, LLC on this 21st day of May, 2007.

HAYES LEMMERZ FINANCE - DELAWARE, LLC

By: Name:	/s/ Deborah M. Reusch Deborah M. Reusch
Title:	Authorized Person

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
HAYES LEMMERZ FINANCE — DELAWARE, LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

          1. The name of the limited liability company is Hayes Lemmerz Finance — Delaware, LLC (the “Company”).
          2. The Certificate of Formation of the Company is hereby amended to change the name of the company to Hayes Lemmerz Finance LLC.
          3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:
          “1. The name of the limited liability company is Hayes Lemmerz Finance LLC.”
          IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 22nd day of May, 2007.

HAYES LEMMERZ FINANCE — DELAWARE, LLC.

By: Name:	/s/ Steven Esau Steven Esau
Title:	Assistant Secretary

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